EXHIBIT 23.1






                               Arthur Andersen LLP










                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports on Mississippi Power Company dated February 21, 1996 included in Mississippi Power Company's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.


                             /s/ Arthur Andersen LLP




Atlanta, Georgia
January 24, 1997